Exhibit 4


           SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of September 18, 1997, between Cape Ann Investors, L.L.C., a
Delaware limited liability company ("Seller"), and ___________________ ("Purchaser").

           WHEREAS, pursuant to that certain Stock Purchase Agreement by and between NutraMax Products, Inc. ("NutraMax") and Seller, dated as of August 12, 1997 and amended September 9, 1997 (the "Stock Purchase Agreement"), Seller purchased from NutraMax 846,154 shares of Common Stock, par value $0.001 per share, of NutraMax ("Company Common Stock");

           WHEREAS, as contemplated by the Stock Purchase
Agreement, Seller has offered to transfer up to 40,000 shares of Company Common Stock, in the aggregate, to the members of the Advisory Board of Chilmark Fund II, L.P. ("Chilmark"), the
Managing Member of Seller; and

           WHEREAS, Purchaser, a member of such Advisory Board, desires to purchase from Seller, and Seller is willing to sell to Purchaser, shares of Company Common Stock on the terms set forth herein;

           NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:


                       I. PURCHASE AND SALE

           1.1. Purchase and Sale. Upon the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties of the respective parties contained herein, Purchaser hereby purchases from Seller, and Seller hereby sells to Purchaser, _________ shares of Company Common Stock, free and clear of any liens, security interests, pledges, voting agreements, claims, options and encumbrances of every kind, character and description whatsoever, except as contemplated by this Agreement.

           1.2. Purchase Price. As consideration for the sale of the shares of Company Common Stock, contemporaneously with the execution hereof, Purchaser is paying to Seller a purchase price equal to $13.04 per share, or an aggregate amount equal to $____________, by payment either in the form of a certified check payable to "Cape Ann Investors, L.L.C." or by wire transfer in immediately available funds to the account of Cape Ann Investors, L.L.C. at Bank of America Illinois (ABA #071000039), account #71-20648.

                II. REPRESENTATIONS AND WARRANTIES


           2.1. Purchaser Representations and Warranties. Purchaser hereby acknowledges, represents and warrants to Seller as follows:

           (a) Purchaser has the legal power and competence to execute this Agreement.

           (b) Purchaser has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the Purchaser's investment in the Company Common Stock.

           (c) Purchaser is acquiring the shares of Company
Common Stock hereunder for Purchaser's own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such shares or any part thereof.

           (d) Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and at the present time and in the foreseeable future can afford a complete loss of this investment.

           (e) Purchaser is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "1933 Act").

           (f) Purchaser acknowledges that the shares of Company Common Stock purchased hereunder have not been registered under the 1933 Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the 1933 Act and any applicable state laws or unless an exemption from such registration is available.

           (g) Purchaser has been given the opportunity to ask questions and receive answers concerning the financial condition, operations and prospects of NutraMax and the terms and conditions of Purchaser's investment, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith, to the extent Purchaser has considered necessary to make a decision to invest in the shares of Company Common Stock and has availed himself of this opportunity to the full extent desired.

           (h) No representations or warranties have been made to Purchaser with respect to this investment other than the representations of Seller set forth herein and Purchaser has not relied upon any representation or warranty not provided herein in making this investment.

           2.2. Seller Representation and Warranty. Seller hereby represents and warrants to Purchaser that Seller is empowered, authorized and qualified to enter into this Agreement and the person signing this Agreement on behalf of Seller has been duly authorized by Seller to do so.

                          III. COVENANTS


           3.1. Additional Actions. Purchaser agrees to deliver to Seller such other representations and covenants as to matters under the 1933 Act as Seller or NutraMax may reasonably request in order to ensure compliance with the 1933 Act or the availability of any exemption thereunder.

           3.2. Standstill Obligations. Purchaser acknowledges that the shares of Company Common Stock purchased hereunder are subject to other restrictions on transferability and to certain other limitations, restrictions and obligations contained in the Stock Purchase Agreement and that Purchaser succeeds to the rights and obligations of Seller contained in Section 5.6 and
Article VI, other than Section 6.2, of the Stock Purchase Agreement with respect to the shares purchased hereunder. Purchaser hereby expressly agrees to be bound by all of the terms of and to perform all of the obligations of Seller contained in
Section 5.6 and Article VI, other than Section 6.2, of the Stock Purchase Agreement with respect to the shares purchased hereunder.

                          IV. INDEMNITY

           4.1. Indemnity. Each of Purchaser and Seller agrees, to the fullest extent permitted by law, to indemnify and hold harmless the other and, in the case of indemnification by Purchaser, Chilmark, and each other person, if any, who controls Seller or Chilmark within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage, and expense whatsoever (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) arising out of or based upon any breach or failure by Purchaser or Seller, as the case may be, to comply with any representation, warranty, covenant, or agreement made by it herein.

                         V. MISCELLANEOUS

           5.1. Survival. Each of Purchaser and Seller agrees that the representations and warranties set forth herein shall survive the purchase and sale of shares provided hereunder without limitation as to time.

           5.2. Notices. All notices, consents, requests, demands, offers, reports, and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given and received when personally delivered to the party entitled thereto, or when sent by facsimile or by overnight courier, or three (3) business days after being sent by certified United States mail, return receipt requested, in a sealed envelope, with postage prepaid, addressed, if to Seller, to Cape Ann Investors, L.L.C., c/o Chilmark Fund II, L.P., 875 North Michigan Avenue, Suite 2100, Chicago, Illinois, 60611, and, if to Purchaser, to the address set forth below Purchaser's signature on the counterpart of this Agreement which Purchaser originally executed and delivered to Seller. Each of Purchaser and Seller may change its address by giving notice to the other.

           5.3. Entire Agreement. This Agreement and the provisions of the Stock Purchase Agreement referred to herein contain the entire agreement of the parties with respect to the subject matter hereof, and supersede all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and there are no representations, covenants, or other agreements except as stated or referred to herein.

           5.4. Third Party Rights; Assignability. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that Sections 2.1, 3.2, 5.4, 5.5 and 5.9 hereof are also for the benefit of NutraMax and may be enforced directly by NutraMax. This Agreement is not transferable or assignable by Purchaser. Any purported assignment of this Agreement shall be null and void.

           5.5. Amendment or Modification. Neither this Agreement nor any provision hereof shall be amended, modified, changed, discharged or terminated except by an instrument in writing signed by both parties hereto and, in the case of any such amendment, modification, change, discharge or termination affecting Purchaser's obligations under Section 3.2 or the provisions of Sections 5.4 or 5.9 or this Section 5.5, NutraMax.

           5.6. Counterparts. This Agreement may be executed in counterpart copies, each of which shall be considered an original and all of which together constitute one and the same agreement.

           5.7. Successors. Except as otherwise provided herein, this Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives.

           5.8. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

           5.9. Equitable Relief. Purchaser acknowledges that, in the event of any breach of this Agreement, Seller and, if applicable, NutraMax, would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that Seller or, if applicable, NutraMax, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to compel specific performance of this Agreement. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by Purchaser.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first written above.



                                 CAPE ANN INVESTORS, L.L.C.

                                 By: CHILMARK FUND II, L.P.,
                                     Managing Member


                                 By: CHILMARK II, L.L.C.,
                                     General Partner


                                 By: __________________________________
                                 Name:
                                 Title:




                                 ______________________________________


                                 ______________________________________
                                        (Print Name of Purchaser)

Purchaser's Name, Mailing Address
and Tax Identification Number:


_______________________________________________
(Name)


_______________________________________________
(Street)


_______________________________________________
(City)            (State)       (Zip Code)



_______________________________________________
(Facsimile Number)


_______________________________________________
(Tax Identification or Social Security Number)


Purchaser's Address for Notices if
Different from Address Above:


_______________________________________________
(Street)


_______________________________________________
(City)            (State)       (Zip Code)


_______________________________________________
(Facsimile Number)